SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

  X .   Preliminary Information Statement

      .  Confidential, for Use of the Commission Only (as permitted by Rule 14c- 5(d)(2))

      .  Definitive Information Statement

SMARTDATA CORPORATION

(Name of Registrant as Specified in its Charter)

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      . ☐ Fee paid previously with preliminary materials.

      .  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

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Contact Person:

Leonard W. Burningham, Esq.

Suite 205, 455 East 500 South Street

Salt Lake City, Utah 84111

Tel: 801-363-7411; Fax: 801-355-7126

SMARTDATA CORPORATION

P. O. Box 1593

Moab, Utah 84532

(801) 557-6748

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This Information Statement is being furnished by SmartData Corporation., a Nevada corporation (the “Company,” “we,” “our,” “us” or words of similar import) to our stockholders, regarding a reverse split of our outstanding common stock on a basis of one share for thirty-nine shares (1 for 39) (the “Reverse Split”).

The Reverse Split was adopted by the written consent of our sole director, Burkeley J. Priest, who is also our only executive officer, and the Munson Family Limited Partnership, who, collectively own 31,213,000 shares of our common stock or approximately 84% of our outstanding voting securities (the “Majority Stockholders”), effective January 17, 2012.  No other votes were required or necessary to adopt the Reverse Split, and none is being solicited hereunder.  See the captions “Voting Securities and Principal Holders Thereof” and “Vote Required for Approval and Effective Date,” herein.

The Reverse Split will be effective on the later of 10 days from the filing of notice of the Reverse Split with the Financial Industry Regulatory Authority (“FINRA”); the date that FINRA sets as the effective date of the Reverse Split and announces the Reverse Split to the public; or 21 days from the mailing of this Information Statement.

APPROXIMATE DATE OF MAILING: January 29, 2013.

The following summarizes the Reverse Split as adopted by our Board of Directors and Majority Stockholders:

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Become effective as indicated in the Introduction above.

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We will retain our current authorized shares and par value of one mill ($0.001) per share, and we will make appropriate adjustments in our additional paid in capital and stated capital accounts.

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All fractional shares will be first rounded up to the nearest whole share.

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No stockholder’s holdings, on a per stockholder of record basis, will be reduced to below 100 shares as a result of the Reverse Split.

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Beneficial holders of our common stock held by the Depository Trust Company (the “DTC”) will each be deemed to be a holder of record for all purposes of the Reverse Split at the record date only, and provided that advice is given to us and our transfer agent, Action Stock Transfer Corp., of their respective aggregate stockholder positions in our common stock within 30 days of the effective date of the Reverse Split, with sufficient documentation for us to ensure that each such notifying stockholder is entitled to the benefit of not having such stockholder’s ownership of shares of our common stock reduced to below 100 shares as a result of the Reverse Split, such beneficial owners will be treated the same as record holders, on a per stockholder of record basis and as of the record date only.

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The Reverse Split will have no effect on the holdings of any stockholder owning less than 100 shares of our common stock as of the record date.

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All shares for rounding up to the nearest whole share and those required to ensure no stockholder’s holdings will be reduced to below 100 shares will be provided by a contribution to capital of shares owned by Burkeley J. Priest, and we estimate that approximately 130,689 pre-Reverse Split shares or approximately 3,357 post-Reverse Split shares will be required to be contributed to the Company by Mr. Priest for this purpose, excluding any estimate for beneficial holders whose shares are held in DTC.

REASONS FOR THE ADOPTION OF THE REVERSE SPLIT AND OTHER IMPLICATIONS

Reasons

We are a “shell company,” and our business operations are solely comprised of seeking to acquire a business, company, assets or enterprise that may benefit us and our stockholders.  Management believes that our current number of outstanding shares has a negative effect on our ability to attract potential candidates that would be willing to engage in a “reverse” merger or acquisition transaction with us by which any such candidate could become a publicly-held company.  At our fiscal year ended September 30, 2012, we had $1,833 in assets and $82,075 in liabilities.  “Shell company” stockholders customarily end up with a nominal percentage of the post-“reverse” merger or acquisition shares, and even if we issued all of our current authorized but unissued shares in any such transaction, our stockholders would still own just in excess of 37% of the post-“reverse” merger or acquisition shares.  There is little if any possibility that any potential candidate for a “reverse” merger or acquisition would agree to such terms, if it had any potential value for us and our stockholders.  Management and the Majority Stockholders believe that by effecting the Reverse Split, we will increase our chances of being able to attract a candidate for a “reverse” merger or acquisition.  Further, having the Reverse Split not reduce the holdings of any stockholder of record to below 100 shares and substantially maintaining our current number of round lot holders of our common stock may have the same effect. In addition, in order to be an attractive merger or acquisition candidate, after any such transaction, the Company will need to have a sufficient number of authorized but unissued shares available for other suitable business purposes.  These purposes may include, for example, public or private stock offerings, further merger or acquisition transactions and the issuance of shares and/or options pursuant to any compensation plans that the Company may adopt in the future. The post-Reverse Split capitalization is believed by our management to be more favorable than our current capitalization for a potential “reverse” merger or acquisition.

Other Implications

Our Articles of Incorporation currently authorize the issuance of up to 100,000,000 shares of common stock, par value one mill ($0.001) per share, and there are currently 37,076,779 of such shares issued and outstanding.  The Reverse Split will decrease our current outstanding shares to approximately 950,687 shares, computed by dividing 39 into our present outstanding shares, without further consideration of rounding.  That means that the Reverse Split will also have the effect of increasing the shares that we are authorized to issue by the difference between these amounts or by 36,126,092 shares.  After the Reverse Split, we will have approximately 99,049,313 unissued shares as compared to 62,923,221 unissued shares prior to the Reverse Split.

This increase in our authorized shares of common stock may have the effect of preventing or delaying the acquisition by third parties of a controlling interest in us, and our ability to issue a vastly increased number of voting securities may lead to an increase in the number of votes required in order to approve a future change in control and may make it substantially more difficult for third parties to gain control of us through a tender offer, proxy contest, merger or other transaction.  The ability to prevent a change in control may deprive our stockholders of any benefits that may result from such a change in control, including the potential realization of a premium over the market price for our common stock that such a transaction may cause.  Furthermore, the issuance of a large block of additional shares to parties who may be deemed “friendly” to our Board of Directors may make it more difficult to remove incumbent directors from office, even if such removal would benefit our common stockholders.  Despite these potential anti-takeover effects, however, the Board of Directors and the Majority Stockholders believe that the financial flexibility afforded by any increase in our authorized common stock resulting from the Reverse Split outweighs any potential disadvantages.  The Board of Directors and the Majority Stockholders have adopted the resolutions to effect the Reverse Split with a view to such flexibility, and not with a view to its potential anti-takeover effects.  Our management and our Board of Directors have no present intention to use the increased number of authorized common shares resulting from the Reverse Split for any anti-takeover purpose.

Our issuance of any additional shares of our common stock available to us by reason of the Reverse Split may dilute both the equity interests and any earnings per share of our existing common stockholders.  Such dilution may be substantial, depending on the number of shares issued.  The newly available shares of authorized common stock resulting from the Reverse Split will have voting and other rights identical to those of the currently authorized shares of common stock, though neither the availability of these additional shares nor the Reverse Split is expected to have any material adverse effect on our business operations of seeking to acquire a business, company, assets or enterprise that may benefit us and our stockholders or our reporting requirements with the Securities and Exchange Commission.

DISSENTERS’ RIGHTS

There are no dissenters’ rights applicable with respect to this Reverse Split.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except for the contribution of shares for rounding resulting from the Reverse Split by Burkeley J. Priest, our sole director and executive officer, no director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Split, which is not shared by all other stockholders.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities

The securities that would have been entitled to vote if a meeting was required to have been held regarding the Reverse Split consist of shares of our common stock.  Each share of our common stock is entitled to one vote. The number of outstanding shares of our common stock at the close of business on January 17, 2013, the record date for determining our stockholders who would have been entitled to notice of and to vote on the Reverse Split, was 37,076,779 shares.

Security Ownership of Principal Holders and Management

The following table sets forth certain information as of January 17, 2013, regarding current beneficial ownership of the shares of our common stock by: (i) each person known by us to own more than 5% of the outstanding shares of our common stock, (ii) each of our executive officers and directors, and (iii) all of our executive officers and directors as a group.  Except as noted, each person has sole voting and sole investment or dispositive power with respect to the shares shown.  The information presented is based upon 37,076,779 outstanding shares of our common stock.

Title of	Name and Address of	Amount and Nature of
Class	Beneficial Owner	Beneficial Ownership	Percentage of Class (3)

Common	Burkeley J. Priest (1)	14,238,000	38.40%
	P. O. Box 1593
	Moab, UT 84532

Common	Munson Family Limited	16,400,000	44.23%
	Partnership (2)
	3374 Starview Dr.
	Bend, OR 97701

Total Officers and Directors		14,238,000	38.40%
As a Group (One Person)

(1)

Sole director and executive officer.

(2)

Gerald H. Rice is the Managing Partner of the Munson Family Limited Partnership.

(3)

Unless otherwise noted above, we believe that all persons named in the tables have sole voting and investment power with respect to all shares of common stock beneficially owned by them.  For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible securities.  Each beneficial owner’s percentage ownership is determined by assuming that any warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised.

Changes in Control

There are no present contractual arrangements or pledges of our securities that may result in a change in control of us; however we are constantly looking for acquisitions that would be beneficial to us and our stockholders, and any such transaction that was completed would no doubt result in a change in control of our Company.

VOTE REQUIRED FOR APPROVAL AND EFFECTIVE DATE

Nevada Law

The Nevada Revised Statutes comprising the Nevada General Corporation Law provide that a reverse split of a corporation’s outstanding shares shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of persons owning a majority of the securities entitled to vote on any such matter. Sections 78.315 and 78.320, respectively, provide that the Board of Directors, by unanimous written consent, and persons owning the required majority of voting securities necessary to adopt any action that would otherwise be required to be submitted to a meeting of stockholders, may adopt such action without a meeting by written consent.

Resolutions to effect the Reverse Split were unanimously adopted by our Board of Directors and the Majority Stockholders on January 17, 2013.  The Majority Stockholders own approximately 84% of our outstanding voting securities.  No other votes or consents are required or necessary to effect the Reverse Split.

Effective Date of Amendment

The Reverse Split will be effective on the later of 10 days from the filing of notice of the Reverse Split with FINRA; the date that FINRA sets as the effective date of the Reverse Split and announces the Reverse Split to the public; or 21 days from the mailing of this Information Statement.

NOTICE

THE MAJORITY STOCKHOLDERS OF OUR COMPANY HAVE CONSENTED TO THE ADOPTION OF THE REVERSE SPLIT.  BY OWNING IN EXCESS OF THE REQUIRED NUMBER OF OUR OUTSTANDING VOTING SECURITIES TO ADOPT THE REVERSE SPLIT UNDER NEVADA LAW, NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE IS REQUESTED.

BY ORDER OF THE BOARD OF DIRECTORS

Date: January 18, 2012	/s/ Burkeley J. Priest
Burkeley J. Priest, President

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